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EXHIBIT 10.9

     CONSULTING AGREEMENT WITH SHARER ASSOCIATES, INC. DATED AUGUST 18, 1999

August 18, 1999

Sharer Associates
ATTN: Mr. Eugene Sharer
12404 Beall Spring Road
Potomac, MD 20854

Dear Gene,

This letter will outline the terms and conditions of the proposed consulting agreement ("Consulting Agreement") between Sharer Associates ("SA") and Complete Wellness Centers, Inc. ("CWC"). The terms of our agreement are as follows:

1) Term: August 18, 1999 through the successful filing and effective date granted by the SEC of an SB-2.

2) Responsibilities: SA shall generate the draft SB-2 for CWC review. SA shall incorporate CWC comments as necessary to gain CWC approval. SA will coordinate with the appropriate company designees to research and review such details necessary to develop the subject SB-2. SA shall prepare input and submit in either electronic or written format. SA shall follow the process through filing with the SEC and support any response necessary as a result of SEC comments. SA shall be treated as an independent contractor.

3)   Compensation:
     a)   Salary -

                    $1,000 per day [circled] JR

                                      -Or-

                    $120 per hour

                    payable within 10 days of invoice submission. (Circle the selected choice and initial)

                    Invoices shall be prepared and submitted monthly. In any event, the total due shall be payable at the end of the term of this agreement.

               b) Expenses - CWC shall reimburse you for mutually agreed upon expenses, i.e. travel and accommodation (approved in writing) and out-of-pocket home office costs, i.e. telephone, fax and consumables.

If you are in agreement with the above terms, please sign two copies of this letter and return one executed copy to the above address.

                             ***********************
Accepted and Agreed to on
August 18, 1999

 /s/ Eugene Sharer                        /s/ Joseph Raymond
-------------------------------       ------------------------------------
By:  Eugene Sharer, President,            By: Joseph Raymond
Sharer Associates, Consultant                 Chairman and CEO
                                              Complete Wellness Centers, Inc